UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 4/12/2010

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34207

Delaware	33-0728374
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2929 Seventh Street, Suite 100

Berkeley, CA 94710-2753

(Address of principal executive offices, including zip code)

(510) 848-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On April 12, 2010, Dynavax Technologies Corporation (Dynavax or the Company) priced an underwritten offering resulting in gross proceeds of $44 million, before deducting estimated offering expenses. 30,293,000 units are being sold at a per unit price of $1.4525. Each unit consists of one share of common stock and one warrant to purchase 0.5 of a share of common stock. Each warrant has an exercise price of $1.50 per share, and is exercisable for a period of five years from the date of issuance. A copy of the form of warrant is filed as Exhibit 4.8 to this Current Report on Form 8-K and incorporated herein by reference. The description set forth herein is qualified in its entirety by reference to Exhibit 4.8.

As a result of the offering described above, pursuant to the terms of the Company’s Amended and Restated Purchase Option Agreement with Symphony Capital Partners, LP (Symphony) entered into in November 2009, Symphony and certain related investors will receive an additional 1.1 million shares of common stock and new warrants to purchase 7 million shares of common stock having the same terms as the warrants sold in the offering. The warrants to purchase 2 million shares of common stock previously issued to Symphony and its related investors in connection with the Amended and Restated Purchase Option Agreement will be cancelled.

In connection with the offering, the Company entered into an Underwriting Agreement with Wedbush Securities Inc., which is acting as the sole underwriter for the offering. A copy of the form of Underwriting Agreement is filed as Exhibit 10.52 to this Current Report on Form 8-K and incorporated herein by reference.

The offering is expected to close on or about April 16, 2010, subject to customary closing conditions.

Item 8.01	Other Events

The legal opinion of Cooley Godward Kronish LLP, as to the validity of the securities being sold in the offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company’s press release, dated April 13, 2010, announcing the offering is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit

Exhibit No.	Description
4.8	Form of Warrant

5.1	Opinion of Cooley Godward Kronish LLP

10.52	Underwriting Agreement, dated April 12, 2010, between Dynavax Technologies Corporation and Wedbush Securities Inc.

99.1	Press Release, dated April 13, 2010, titled “Dynavax Raises $44 Million Through Public Offering of Common Stock and Warrants.”

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAVAX TECHNOLOGIES CORPORATION

Date: April 13, 2010	By:	/s/ Michael S. Ostrach
Michael S. Ostrach Vice President